    As filed with the Securities and Exchange Commission on January 12, 2000

                                                  Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ______________________________
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ______________________________

                          TRANSOCEAN SEDCO FOREX INC.
             (Exact Name of Registrant as Specified in Its Charter)

          CAYMAN ISLANDS                                 [N/A]
 (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                   Identification No.)

                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                    (Address of Principal Executive Offices)

--------------------------------------------------------------------------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

--------------------------------------------------------------------------------

                              NICOLAS J. EVANOFF
                          TRANSOCEAN SEDCO FOREX INC.
                         ASSOCIATE GENERAL COUNSEL AND
                         ASSISTANT CORPORATE SECRETARY
                               4 GREENWAY PLAZA
                             HOUSTON, TEXAS 77046
                    (Name and Address of Agent for Service)

                                (713) 232-7500
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum          Proposed Maximum
 Title Of Securities     Amount To Be Registered       Offering Price Per        Aggregate Offering           Amount of
 To Be Registered                                           Share(2)                  Price(2)             Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par            500,000(1)                    $30.06                $15,030,000                 $3,968
 value $.01 per share
-----------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be issuable by reason of the anti-dilution provisions of the Plan.

(2) Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape on January 5, 2000.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus to which this registration statement relates is a combined prospectus that also relates to the Registration Statement on Form S-8, Reg. No. 333-58203, filed by the registrant's predecessor entity, Transocean Offshore Inc., on June 30, 1998, as amended by the registrant's filing of a post-effective amendment pursuant to Rule 414 under the Securities Act on May 17, 1999.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents, which the registrant and its predecessor registrant, Transocean Offshore Inc., a Delaware corporation ("Transocean-Delaware"), have filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

         1. the registrant's prospectus filed pursuant to Rule 424(b)(3) under the Securities Act on November 1, 1999;

         2. the registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and June 30, 1999, respectively, and Transocean-Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         3. the registrant's Current Reports on Form 8-K filed on January 12, 2000, November 9, 1999, July 27, 1999 and May 17, 1999 and
             Transocean-Delaware's Current Report on Form 8-K filed on March 15, 1999; and

         4. the description of the registrant's ordinary shares, par value US$.01 per share, contained in the registrant's Registration Statement on Form S-4, Reg. No. 333-89727, filed on October 26, 1999.

          All documents filed by Transocean Sedco Forex Inc. ("Transocean") with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

          Any statement contained in this registration statement, in any amendment to this registration statement or in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed supplement to this registration statement, or in any document that also is incorporated by reference in this registration statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the Transocean ordinary shares to be issued will be passed upon for Transocean by Walkers, Cayman Islands.

Item 6.    Indemnification of Directors and Officers.

     Section 34.1 of Transocean's Articles of Association provides that:

     No Director shall be personally liable to the Company or, if any, its Members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or, if any, to its Members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Director derived an improper personal benefit.

     The Company shall indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that he is or was a Director or officer of the Company, or, while serving as a Director or officer of the Company, is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by Section 34.1 also includes the right of such persons to be paid in advance by the Company for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect.


     Unless otherwise determined by the Company's Board of Directors, the Company shall indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company), by reason of the fact that he is or was an employee (other than an officer) or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.


     The rights and authority conferred by Section 34.1 are not exclusive of any other right that any person has or hereafter acquires under any law, provision of these Articles or the Memorandum of Association, agreement, vote of Members or of the Board of Directors or otherwise.

     Transocean also has directors and officers liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     The Agreement and Plan of Merger dated as of July 12, 1999 by and among Schlumberger Limited, Sedco Forex Holdings Limited ("Sedco Forex"), Transocean and Transocean SF Limited provides that, following the merger described in that agreement, Transocean will indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, (1) each person who is, or has been at any time prior to the effective time of the merger, an officer or director of Sedco Forex or any of its subsidiaries or divisions and (2) each person who served as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Sedco Forex against all losses, claims, damages, liabilities, costs or expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation that arises out of or pertains to actual or alleged acts or omissions by them in the capacities set forth in (1) and (2) above. Transocean's duty to indemnify, defend and hold harmless applies whether or not such actions were commenced, asserted or claimed prior to the effective time of the merger. In the event of such claim, action, suit, proceeding or investigation, Transocean is required to pay the fees and expenses of counsel selected by the party to be indemnified, to the fullest extent permitted by applicable law in advance of the final disposition of any such action and cooperate in the defense of any such matter.

     The merger agreement also provides that these rights to indemnification will survive the merger and continue in full force and effect for six years after the effective time of the merger. The merger agreement provides that for a period of six years after the effective time of the merger, Transocean will maintain officers' and directors' liability insurance covering those individuals described in (1) and (2) of the preceding paragraph who were covered prior to the effective time of the merger by officers' and directors' liability insurance policies maintained by Sedco Forex on terms substantially no less advantageous to those individuals than the existing Sedco Forex insurance, provided that such insurance is available at a reasonable cost.

Item 7. Exemptions From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

     The following documents are filed as a part of this registration statement or incorporated by reference herein:

 Exhibit No.                                       Description
-------------   ---------------------------------------------------------------------------------
    *4.1        Memorandum of Association of Transocean Sedco Forex Inc., as amended
                (incorporated by reference to the registrant's Current Report on Form 8-K filed on January 12, 2000)
    *4.2        Articles of Association of Transocean Sedco Forex Inc., as amended (incorporated by reference to the registrant's Current Report on Form 8-K filed on January 12,
                2000)


     4.3        Employee Matters Agreement dated as of December 13, 1999 among Schlumberger
                Limited, Sedco Forex Holdings Limited and Transocean Offshore Inc.
     4.4        Employee Stock Purchase Plan, as amended and restated effective January 1, 2000
     5.1        Opinion of Walkers, regarding the legality of securities to be issued by
                Transocean Sedco Forex Inc.
    23.1        Consent of PricewaterhouseCoopers LLP
    23.2        Consent of Ernst & Young LLP
    23.3        Consent of Walkers (included in Exhibit 5.1)
    24.1        Powers of Attorney

________________
*Incorported herein by reference as indicated.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on January 12, 2000.

                              TRANSOCEAN SEDCO FOREX INC.

                              By:  /s/ Robert L. Long
                                 --------------------------------------
                                 Robert L. Long
                                 Executive Vice President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed on January 12, 2000 by the following persons in the capacities indicated.

         SIGNATURE                                           TITLE
         ---------                                           -----
   /s/ J. Michael Talbert       President and Chief Executive Officer and Director (Principal
----------------------------    Executive Officer)
       J. Michael Talbert

     /s/ Robert L. Long         Executive Vice President and Chief Financial Officer (Principal
----------------------------    Financial Officer)
         Robert L. Long

/s/ Barbara S. Koucouthakis     Vice President (Principal Accounting Officer)
----------------------------
    Barbara S. Koucouthakis

           *                   Chairman of the Board
----------------------------
    Victor E. Grijalva

           *                   Director
----------------------------
    Richard D. Kinder

           *                   Director
----------------------------
    Ronald L. Kuehn, Jr.

                               Director
----------------------------
    Arthur Lindenauer

           *                   Director
----------------------------
    Martin B. McNamara

                               Director
----------------------------
   Roberto Monti

           *                   Director
----------------------------
    Alain Roger

                               Director
----------------------------
    Kristian Siem

           *                   Director
----------------------------
    Ian C. Strachan

*By: /s/ Nicolas J. Evanoff
----------------------------
      Nicolas J. Evanoff
      (Attorney-in-Fact)

                                 EXHIBIT INDEX

 Exhibit No.                              Description
 -----------                              -----------
     *4.1       Memorandum of Association of Transocean Sedco Forex Inc., as amended
                (incorporated by reference to the registrant's Current Report on Form 8-K filed on January 12, 2000)
     *4.2       Articles of Association of Transocean Sedco Forex Inc., as amended (incorporated by reference to the registrant's Current Report on Form 8-K filed on January 12,
                2000)
     4.3        Employee Matters Agreement dated as of December 13, 1999 among Schlumberger
                Limited, Sedco Forex Holdings Limited and Transocean Offshore Inc.
     4.4        Employee Stock Purchase Plan, as amended and restated effective January 1, 2000
     5.1        Opinion of Walkers, regarding the legality of securities to be issued by
                Transocean Sedco Forex Inc.
    23.1        Consent of PricewaterhouseCoopers LLP
    23.2        Consent of Ernst & Young LLP
    23.3        Consent of Walkers (included in Exhibit 5.1)
    24.1        Powers of Attorney

________________
*Incorporated herein by reference as indicated.